Designed For Life Q2 Financial Results & Business Update 6 August 2020 Exhibit 99.2

Forward Looking Statements This presentation contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this presentation regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this presentation, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants may identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, the approach we are taking to discover and develop novel therapeutics using synthetic biology; statements regarding the potential of our platform to develop therapeutics to address a wide range of diseases, including: metabolic diseases, inflammatory and immune disorders, and cancer; the future clinical development of Synthetic Biotic medicines; the potential of our technology to treat phenylketonuria and cancer; the expected timing of our anticipated clinical trial initiations and availability of clinical data; the benefit of orphan drug and fast track status; the adequacy of our capital to support our future operations and our ability to successfully initiate and complete clinical trials; the results of our collaborations; and the difficulty in predicting the time and cost of development of our product candidates. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the uncertainties inherent in the preclinical development process; our ability to protect our intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in our filings with the SEC. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in our quarterly report on Form 10-Q filed with the SEC on May 8, 2020, and in any subsequent filings we make with the SEC. The forward-looking statements contained in this presentation reflect our current views with respect to future events. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

© 2019 SYNLOGIC. ALL RIGHTS RESERVED. | Opening Remarks Dr. Aoife Brennan MB CHB President & CEO

Julia, living with PKU 2nd Quarter Highlights We are building the premier Synthetic Biology platform to engineer bacterial Synthetic Biotic medicines that benefit patients in new ways Team, technology and portfolio to succeed: appointed Antoine Awad as COO Rapidly progressed metabolic programs SYNB1618 PKU Phase 2 synPHEny FPI expected late 2020 Advanced IND for SYNB8802 in Enteric Hyperoxaluria: FIH expected early 2021 Immunomodulation in immunology and oncology SYNB1891 monotherapy continues to enroll: data expected late 2020 Regained rights to IBD Continued careful capital stewardship & strong cash position

Advancing The Pipeline Emerging treatment options in PKU will continue to leave many patients behind SYNB1618 demonstrates potential to lower Phe in PKU patients Phase 2 Phe -lowering trial starting in 2H 2020 Next generation strain in development

Advancing The Pipeline SYNB1891 (Synthetic Biotic for intratumoral injection) continues to enroll monotherapy cohorts SYNB1891 will provide clinical data from monotherapy cohorts in 2020 SYNB1891 has potential for improved efficacy relative to other STING approaches Emerging treatment options in PKU will continue to leave many patients behind SYNB1618 demonstrates potential to lower Phe in PKU patients Phase 2 Phe -lowering trial starting in 2H 2020 Next generation strain in development

Upcoming Milestones Expected Milestone 2020 2021 early mid late early mid late SYNB1618 PKU Initiate Ph.2 study in PKU patients Ph.2 Phe-lowering read-out SYNB8802 HOX Initiate IND-enabling studies initiated Initiate Ph.1 study in HV and Patients Ph.1 Patient Read-out SYNB1891 I/O Ph.1 Monotherapy read-out Initiate Ph.1 combination study arm Ph.1 Combination therapy read-out Synlogic Entering Data Rich Period In The Clinic Significant Clinical Catalysts Over The Next 6-12 Months

Julia, living with PKU 2nd Quarter 2020 Summary Results Strong Cash Position With Runway Into 2022 Balance Sheet (unaudited) 30 June 2020 31 Mar 2020 Cash, Cash Equivalents, and Short & Long Term Marketable Securities $109.1M $114.3 M Statement of Operations (unaudited) 30 June 2020 30 June 2019 R&D Expenses $12.9 M $9.7 M G&A Expenses $3.5 M $3.7 M Net Loss $(15.5) M $(12.3) M Net Loss Per Share * $(0.44) $(0.45) Three Months Ended * weighted average shares used in computing net loss per share - basic and diluted

Focus On Enteric Hyperoxaluria Dr. Richard Riese, MD, PhD Chief Medical Officer

Enteric Hyperoxaluria: Overview Dietary Sources of Oxalate Risk Factors IBD Roux-en-Y Gastric Bypass Short Bowel Syndrome Chronic Pancreatitis Clinical Manifestations Nephrocalcinosis, Stones, and Risk of Chronic Kidney Disease Dietary Sources of Oxalate Are Difficult To Avoid, Putting Patients at Risk for Poor Kidney Outcomes

Hyperoxaluria: Primary vs. Enteric Number of Patients Affected Primary Hyperoxaluria Enteric Hyperoxaluria Pathology Family of autosomal recessive monogenic disorders in which liver enzyme deficiency results in endogenous oxalate overproduction Pathogenic hyperabsorption of dietary oxalate, often accompanies bowel disease or bariatric surgery Urinary Oxalate Levels 90 – 500 mg / 24 hrs (up to 10x normal) 45 – 130 mg / 24 hrs (up to 3x normal) Onset Pediatric Adult Clinical Mgmt Limited nutrition options; nephrocalcinosis; dialysis; transplant; pyridoxine Limited nutrition options; treatment of kidney stones as they occur; nephrocalcinosis; dialysis U.S. Epidemiology ~5,000 – 8,000 200,000 – 250,000 Key Players

SYNB8802 Poised To Enter The Clinic * Tasian GE, Poster SA-PO276; Kidney Week 2019  Enteric Hyperoxaluria manifests in dangerously high urinary oxalate levels, putting patients with pre-existing bowel disease at 3-4x higher risk of CKD * Differentiated profile - engineered to absorb oxalate from throughout the GI tract Two preclinical models, mouse and NHP, provide evidence of urinary oxalate lowering Precedented clinical development and regulatory path with urinary oxalate as a critical endpoint Proof of concept achievable in Phase 1B Roux-n-Y gastric bypass population

Enteric Hyperoxaluria Our Next Step To Synthetic Biotic Medicines High unmet medical need with no available therapeutic options Efficient clinical development: PoC achievable in Phase 1b SYNB8802 has potential to meaningfully reduce urinary oxalate levels

© 2019 SYNLOGIC. ALL RIGHTS RESERVED. | Concluding Remarks Dr. Aoife Brennan MD CHB President & CEO

Available For Questions Aoife Brennan, MD CHB President & CEO Richard Riese, MD PhD CMO Gregg Beloff, JD MBA Interim CFO Antoine Awad COO

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